_________________________
1801 Art Museum Drive, Suite 300
Jacksonville, Florida 32207
Phone (904) 396-5733
Fax (904) 396-2715




                                                   December 27, 2007



Dear Shareholder:

	I invite you to attend our Annual Meeting of Shareholders, which will be held on Wednesday, February 6, 2008, at 10:00 a.m. at 155 East 21st Street, Jacksonville, Florida.

        Details regarding the business to be conducted at the meeting are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. At the meeting, I will report on the Company's operations and plans. We also will leave time for your questions.

	We hope that you are able to attend the meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you previously have submitted your proxy.

	Thank you for your ongoing support of Patriot Transportation
Holding, Inc.

                                   Sincerely,


                                   John E. Anderson
                                   President and Chief Executive Officer

                     2008 ANNUAL MEETING OF SHAREHOLDERS

                NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                              TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders................................ii

Proxy Statement..........................................................1

Corporate Governance.....................................................4

Board Structure and Committee Membership.................................5

Nominating Process.......................................................7

Proposal No. 1 - Election of Directors...................................8

Proposal No. 2 - Ratification of Independent Registered Public
  Accounting Firm.......................................................10

Shareholder Return Performance..........................................10

Compensation Discussion and Analysis....................................11

Compensation Committee Report...........................................18

Executive Compensation..................................................19

Non-Employee Director Compensation......................................23

Related Party Transactions..............................................28

Common Stock Ownership of Certain Beneficial Owners.....................29

Common Stock Ownership by Directors and Executive Officers..............30

Audit Committee Report..................................................31

Independent Registered Public Accounting Firm...........................32

Additional Information..................................................33

Annex A - Compensation Committee Charter

Annex B - Nominating and Corporate Governance Committee Charter

                   PATRIOT TRANSPORTATION HOLDING, INC.
           1801 Art Museum Drive, Jacksonville, Florida 32207
           --------------------------------------------------


                               NOTICE OF
                   ANNUAL MEETING OF SHAREHOLDERS



TIME AND DATE                  10:00 a.m. on Wednesday, February 6, 2008

PLACE                          155 East 21st Street
                               Jacksonville, Florida

ITEMS OF BUSINESS              (1) To elect three directors to a 4 year
                                   term.
                               (2) To ratify the Audit Committee's
                                   selection of the Independent Registered
                                   Public Accounting Firm.
                               (3) To transact such other business as may
                                   properly come before the Meeting and
                                   any adjournment.

RECORD DATE                     You are entitled to vote if you were a
                                shareholder of record at the close of
                                business on Monday, December 10, 2007.

ANNUAL REPORT                   Our 2007 Annual Report, which is not part
                                of the proxy soliciting materials, is
                                enclosed.

PROXY VOTING                    Please submit a proxy as soon as possible
                                so that your shares can be voted at the
                                meeting in accordance with your instructions.
                                If you attend the meeting, you may withdraw your proxy and vote in person.

                                BY ORDER OF THE BOARD OF DIRECTORS



                                       Ray M. Van Landingham
                                             Secretary


This Proxy Statement and Proxy Card are being distributed on or about December 27, 2007.

                                   PROXY STATEMENT

         The Board of Directors (the "Board") of Patriot Transportation Holding, Inc. ("Patriot", "we", "us", "our" or the "Company") is soliciting proxies for the Annual Meeting of Shareholders. You are receiving a proxy statement because you own shares of Patriot common stock that entitle you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. The proxy statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

         The information included in this proxy statement relates to proposals to be voted on at the meeting, voting process, compensation of directors and our most highly paid officers, and other required information.

Purpose of the Annual Meeting

	The purpose of the Annual Meeting is to elect directors, to ratify the Audit Committee's selection of the independent registered public accounting firm and to conduct such other business as may properly come before the Annual Meeting.

Annual Meeting Admission

	You are invited to attend the meeting in person. The meeting will be held at 10:00 a.m. on Wednesday, February 6, 2008 at 155 East 21st Street, Jacksonville, Florida.

	Proof of ownership of Patriot stock, as well as a form of personal photo identification, must be presented in order to be admitted to the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the meeting. No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the meeting.

	We reserve the right to adopt other rules and to implement additional security measures for the meeting.

Quorum

	A quorum is the minimum number of shares required to hold a meeting. A majority of the outstanding shares of our common stock must be represented in person or by proxy at the meeting to establish a quorum. Both abstentions and broker non-votes are counted as present for determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Shareholders Entitled to Vote

	Each share of our common stock outstanding as of the close of business on December 10, 2007, the record date, is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting. As of that date, there were 3,051,064 shares of common stock issued and outstanding.

	Many Patriot shareholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

        * SHAREHOLDER OF RECORD - If your shares are registered directly in your name with Patriot's Transfer Agent, American Stock Transfer & Trust Company, you are considered the shareholder of record of those shares and these proxy materials are being sent directly to you by Patriot. As the shareholder of record, you have the right to grant your voting proxy directly to Patriot or to vote in person at the meeting.

        * BENEFICIAL OWNER - If your shares are held in a stock brokerage account, by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and those proxy materials are being forwarded to you by your broker, trustee, or nominee who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use.

        * PROFIT SHARING PLAN AND TRUST - If your shares are held in your account in the Patriot Transportation Holding, Inc. Profit Sharing and Deferred Earnings Plan (the "Profit Sharing Plan"), you are considered the beneficial owner of these shares and the trustee of the plan is the shareholder of record. Participants in the Profit Sharing Plan may direct the trustee how to vote the shares allocated to their account by following the voting instructions contained on the proxy card. If voting instructions are not received for shares in the Profit Sharing Plan, those shares will be voted in the same proportion as the shares in such plan for which voting instructions are received.

Proposals You Are Asked to Vote On and the Board's Voting Recommendations

	At the Annual Meeting, the shareholders will vote to elect three directors to serve for a four year term. Our Board recommends that you vote "FOR" each nominee of the Board.

	At the Annual Meeting, the shareholders also will vote on the proposal to ratify the Audit Committee's selection of the Independent Registered
Public Accounting Firm. Our Board recommends that you vote "FOR" ratification.

	Other than the proposals described in this proxy statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, any of the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees are unavailable as a candidate for director, the persons named as proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board of Directors.

Required Vote

	The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes cast at the meeting. This means that the director nominee with the most votes for a particular slot is elected for that slot. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.

	All other proposals require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter. If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes, as described in the section on page one entitled Quorum. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote.

Voting Methods

	If you hold shares directly as the shareholder of record, you may vote by granting a proxy or, if you hold shares beneficially in street name, by submitting voting instructions to your broker or nominee. If you own shares beneficially as a participant in the Profit Sharing Plan, you may vote by submitting voting instructions to the trustee. Please refer to the summary instructions included on your proxy card or, for shares held in street name, the voting instructions card included by your broker or nominee.

Changing Your Vote

	You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by voting in person at the Annual Meeting. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Counting the Vote

	In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" from one or more of the nominees. For the other
proposals, you may vote "FOR," "AGAINST," or "ABSTAIN."   If you sign
your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Shares held in your account in the Profit Sharing Plan will be voted by the trustee as described in Shareholders Entitled to Vote on page 1.

Results of the Vote

	We will announce preliminary voting results at the meeting and publish final results in our Quarterly Report on Form 10-Q for the quarter ending March 31, 2008.

Delivery of Proxy Materials

	Securities and Exchange Commission rules now allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more shareholders reside, if we believe the shareholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates irritating duplicate mailings that shareholders living at the same address receive and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus, or information statements. Each shareholder will continue to receive a separate proxy card or voting instruction card.

	Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by contacting Ray M. Van Landingham at (904) 396-5733 Ext. 103 or by mail at 1801 Art Museum Drive, Jacksonville, Florida 32207.

	If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer shareholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

List of Shareholders

	The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 1801 Art Museum Drive, Jacksonville, Florida, by contacting the Secretary of the Company.

Cost of Proxy Solicitation

	Patriot will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who do not receive any additional compensation for these solicitation activities. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

Transfer Agent

     Our Transfer Agent is American Stock Transfer & Trust Company.
All communications concerning shareholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar matters can be handled by contacting American Stock Transfer & Trust Company at 1-800-937-5449, or in writing at American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038.

                              CORPORATE GOVERNANCE

Director Independence

         The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance.

	The Board has determined that a majority of the Board of Directors are independent of management in accordance with the listing standards of The Nasdaq Stock Market. All of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors. In accordance with Nasdaq listing standards, the Board must determine that a director has no relationship that, in the judgment of the Board, would interfere with the exercise of independent judgment by the director in carrying out his or her responsibilities. The listing standards specify the criteria by which the independence of our directors will be determined. The listing standards also prohibit Audit Committee members from any direct or indirect financial relationship with the Company, and restrict commercial relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm's length with the Company and its subsidiaries and to disclose any circumstances that might be perceived as a conflict of interest.

	The Board of Directors has determined that Messrs. Commander, Fichthorn, Paul, Shad, Stein and Winston are independent under these standards. Only one of the Company's directors is an employee of the Company.

Meetings of Independent Directors

	Independent directors regularly meet in executive sessions without management and may select a director to facilitate the meeting.

Communication with Directors

	The Board of Directors has adopted the following process for shareholders to send communications to members of the Board. Shareholders may communicate with the chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board, or with our independent directors, by sending a letter to the following address: Board of Directors, Patriot Transportation Holding, Inc., c/o Corporate Secretary, 1801 Art Museum Drive, Jacksonville, Florida 32207.

Director Attendance at Annual Meeting of Shareholders

	The Company's policy is that our directors are expected to attend the Annual Meeting of Shareholders unless extenuating circumstances prevent them from attending. All directors attended last year's Annual Meeting of Shareholders.

Business Conduct Policies

	We believe that operating with honesty and integrity has earned us trust from our customers, credibility within our communities, and dedication from our employees. Our senior executive and financial officers are bound by our Financial Code of Ethical Conduct. In addition, our directors, officers and employees are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. These policies cover many topics, including conflicts of interest, protection of confidential information, fair dealing, protection of the Company's assets and compliance with laws, rules and regulations.

	Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of these policies. The
Audit Committee has adopted procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

	The Financial Code of Ethical Conduct (as revised on January 28, 2004) and the Code of Business Conduct and Ethics (as revised on May 2, 2007) are available on our Web site at www.patriottrans.com under Corporate Governance.

                 BOARD STRUCTURE AND COMMITTEE MEMBERSHIP

	The Board is divided into four classes serving staggered four-year terms. The Board has ten directors and the following four committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Executive Committee. The membership during fiscal 2007 and the function of each Committee are described below.

	During fiscal 2007, the Board of Directors held six meetings. The Audit Committee held six meetings, the Compensation Committee held four meetings, and the Nominating and Corporate Governance Committee held three meetings during fiscal 2007. During fiscal 2007, the Executive Committee held two meetings and acted on one matter by written consent. The independent directors met in executive sessions following Board meetings. All of our directors attended at least 75% of the meetings of the Board and all committees on which the director served, except for Mr. Paul who was unable to attend one meeting of the Nominating and Corporate Governance Committee and one meeting of the Audit Committee and Mr. Winston who was unable to attend one meeting of the Compensation Committee, in each case due to extenuating circumstances.

         The following chart shows the composition of the committees of the Board of Directors. Except for the Executive Committee, each of the committees of the Board is composed exclusively of independent directors.

                                            Nominating and Corporate

     Director            Audit   Compensation  Governance       Executive
     --------            -----   ------------  ----------       ---------

John E. Anderson                                                 X
Edward L. Baker                                                  X*
John D. Baker II                                                 X
Charles E. Commander III   X                        X
Robert H. Paul III         X          X*            X
H. W. Shad III             X*
Martin E. Stein, Jr.                  X             X*
James H. Winston                      X

        X - Committee Member 	* - Committee Chair

Audit Committee

	The Audit Committee assists the Board in its oversight of the Company's accounting and financial reporting processes and the audit of the Company's financial statements, the integrity of the Company's financial statements, compliance with legal and regulatory requirements, and the qualifications, independence, and performance of the Company's independent auditor. In addition to other responsibilities, the Audit Committee also:

        * Reviews the annual audited and the quarterly consolidated financial statements;

        * Discusses with the independent auditor all critical accounting policies to be used in the consolidated financial statements, all alternative treatments of financial information that have been discussed with management, other material communications between the independent auditor and management, and the independent auditor's observations regarding the Company's internal controls;

        * Reviews earnings press releases prior to issuance;

        * Appoints, oversees, and approves compensation of the independent auditor;

        * Approves all audit and permitted non-audit services provided by the independent auditor;

        * Reviews findings and recommendations of the independent auditor and management's response to the recommendations of the independent auditor;

        * Recommends whether the audited financial statements should be included in the Company's Annual Report on Form 10-K; and

        * Reviews and approves all transactions between the Company and any related person that are required to be disclosed under the rules of the Securities Exchange Commission that have not previously been approved by the Company's independent directors.

         The Board of Directors has determined that all Audit Committee members are independent and are able to read and understand financial statements. The Board of Directors has also determined that the Chair of the Committee, H.W. Shad III, qualifies as an "audit committee financial expert" within the meaning of SEC regulations. The charter of the Audit Committee (as revised on December 6, 2006) is available on our website at www.patriottrans.com under Corporate Governance.

Compensation Committee

        Committee Functions. The primary functions of the Compensation Committee are to (1) discharge the responsibilities of the Board of Directors relating to the compensation of the Company's executive officers, and (2) prepare an annual report on executive compensation to be included in the Company's proxy statement. In addition, the Compensation Committee:

        * Reviews and approves the Company's goals and objectives relevant to the compensation of the Chief Executive Officer and evaluates his job performance in light of those goals and objectives;

        * Establishes compensation levels, including incentive and bonus compensation, for the Chief Executive Officer;

        * Establishes and determines, in consultation with the Chief Executive Officer, the compensation levels of other senior executive officers;

        * Reviews, periodically, with the Chairman and the Chief
Executive Officer the succession plans for senior executive officers and makes recommendations to the Board regarding the selection of individuals to occupy these positions; and

        * Administers the Company's stock plans.

	The charter of the Compensation Committee (as revised on May 2,
2007) is attached hereto as Annex A and available at www.patriottrans.com under Corporate Governance.

Nominating and Corporate Governance Committee.

         Under its Charter, the principal functions of the Nominating and Corporate Governance Committee are to (1) identify individuals who are qualified to serve on the Company's Board of Directors, (2) recommend for selection by the Board of Directors the director nominees for the next annual meeting of the shareholders, (3) review and recommend to the Board changes to the corporate governance practices of the Company, and (4) oversee the annual evaluation of the Board. In addition, the Nominating and Corporate Governance Committee establishes criteria for Board membership.

         The charter of the Nominating and Corporate Governance Committee (as revised on May 2, 2007) is attached hereto as Annex B and available at www.patriottrans.com under Corporate Governance.

Executive Committee

	John E. Anderson, Edward L. Baker and John D. Baker II comprise the Executive Committee. To the extent permitted by law, the Executive Committee exercises the powers of the Board between meetings of the Board of Directors.

                            NOMINATING PROCESS

Role of the Nominating and Corporate Governance Committee in the Nominating Process

	The Nominating and Corporate Governance Committee ("Nominating Committee") identifies individuals that the Nominating Committee believes are qualified to become Board members in accordance with the Director Independence Standards set forth below, and recommends selected individuals to the Board for nomination to stand for election at the next meeting of shareholders of the Company in which directors will be elected. In the event there is a vacancy on the Board between meetings of shareholders, the Nominating Committee identifies individuals that the Nominating Committee believes are qualified to become Board members in accordance with the Director Independence Standards set forth below, and recommends one or more of such individuals for appointment to the Board.

Director Independence Standards

       	The Committee has established the following standards and qualifications for members of the Board of Directors:

        * Each director shall at all times represent the interests of the shareholders of the Company.

        * Each director shall at all times exhibit high standards of integrity, commitment and independence of thought and judgment.

        * Each director shall dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending shareholder meetings and meetings of the Board and Committees of which he or she is a member, and by reviewing in advance all meeting materials.

        * The Board shall meet the applicable standards of independence from the Company and its management.

        * The Board shall encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company's operations and interests.

Identification, Evaluation and Selection of Nominees

	In the event the Committee recommends an increase in the size of the Board or a vacancy occurs, the Committee may consider qualified nominees from several sources, including current Board members and search firms. The Committee may from time to time retain a search firm to help the Committee identify qualified director nominees for consideration by the Committee. The Committee evaluates qualified director nominees against the current Director Independence Standards described above and reviews qualified director nominees with the Board. The Committee and the Chairman of the Board interview candidates that meet the Director Independence Standards, and the Committee selects nominees that best suit the Board's current needs and recommends one or more of such individuals for appointment to the Board.

Nominees Proposed by Shareholders for Consideration by the Committee

	The Nominating Committee does not consider recommendations from shareholders for director nominees as the Board of Directors believes that it has sufficient resources to recruit qualified directors.

Nominations by Shareholders at Annual Meeting

         The Company's Articles of Incorporation provide that only persons who are nominated in accordance with the procedures set forth in the Articles of Incorporation shall be eligible for election as directors by the shareholders. Under the Articles of Incorporation, directors may be nominated, at a meeting of shareholders at which directors are being elected, by (1) the Board of Directors or any committee or person authorized or appointed by the Board of Directors, or (2) by any shareholder who is entitled to vote for the election of directors at the meeting and who complies with certain notice procedures. These notice procedures require that the nominating shareholder make the nomination by timely notice in writing to the Secretary of the Company. To be timely, the notice must be received at the principal executive offices of the Company not less than forty (40) days prior to the meeting except that, if less than fifty (50) days' notice or prior public disclosure of the date of the meeting is given to shareholders, the notice must be received no later than ten (10) days after the notice of the date of the meeting was mailed or such public disclosure was made. The notice must contain certain prescribed information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors.

                               PROPOSAL NO. 1
                           ELECTION OF DIRECTORS

         Under our Articles of Incorporation, the Board of Directors is divided into four classes. One class of directors is elected at each annual meeting of shareholders for a four-year term of office. We have listed below three nominees in Class II to be re-elected. Class II Directors will hold office until the 2012 annual meeting. Your proxy will be voted for the election of the persons nominated unless you indicate otherwise. If any of the nominees named should become unavailable for election for any presently unforeseen reason, the persons named in the proxy shall have the right to vote for a substitute as may be designated by the Board of Directors to replace such nominee, or the Board may reduce the number of directors accordingly.

         The following table sets forth information with respect to each nominee for election as a director and each director whose term of office continues after this annual meeting of shareholders. Reference is made to the sections entitled "Common Stock Ownership of Certain Beneficial Owners" and "Common Stock Ownership by Directors and Officers" for information concerning stock ownership of the nominees and directors.

Director Nominees
-----------------

                                       Director    Director     Other
 Name and Principal Occupation   Age    Class       Since   Directorships
-------------------------------  ---    -----       -----   -------------

John D. Baker II                 59    Class II      1986   Vulcan Materials
Former President and Chief            (Term Exp.             Company
Executive Officer,                       2012)              Wachovia
 Florida Rock Industries, Inc.                               Corporation
 (construction materials company)

Luke E. Fichthorn III
Partner in Twain Associates (a
private investment banking firm) 66     Class II     1989
                                       (Term Exp.
                                         2012)

H. W. Shad III
Owner, Bozard Ford Company       61      Class II    2004
 (an automobile dealership)             (Term Exp.
                                          2012)

Directors Continuing in Office
------------------------------

John E. Anderson                 62       Class I    2005
President and Chief Executive            (Term Exp.
 Officer                                  2011)

Edward L. Baker                  72       Class III  1986
Chairman of the Board of the             (Term Exp.
 Company and Former Chairman of             2009)
 the Board of Florida Rock
 Industries, Inc. (construction
 materials company)

Thompson S. Baker II             49       Class IV   1994
President of Florida Rock                (Term Exp.
Division of Vulcan Materials                2010)
Company (construction materials
company)

Charles E. Commander III         67       Class III  2004
Partner with Foley & Lardner,            (Term Exp.
L.L.P. (a law firm)                        2009)

Robert H. Paul III               73       Class I    1992
Chairman of the Board of                 (Term Exp.
Southeast Capital, LLC                      2011)
(real estate investment firm)

Martin E. Stein, Jr.             55        Class IV  1992    Regency Center
Chairman and Chief Executive                2010)             Corporation
Officer of Regency Centers                                   Stein Mart, Inc.
Corporation (a commercial real
estate services firm)

James H. Winston                 74        Class I   1992
President of LPMC, Inc. (an               (Term Exp.
investment real estate firm);                2011)
President of Citadel Life &
Health Insurance Co.

       All of the nominees and directors have been employed in their respective positions for the past five years except John E. Anderson, John D. Baker II, Thompson S. Baker II, and Robert H. Paul III.

       Mr. Anderson was elected as a director on October 5, 2005. Mr. Anderson previously served as a director from 1989 to January 1, 2004.
From 2002 to November 21, 2006, Mr. Anderson served as a director of Winn-Dixie Stores, Inc. On February 21, 2005, Winn-Dixie Stores, Inc. filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. On December 5, 2007, Mr. Anderson announced his intention to retire as President and Chief Executive Officer of the Company, effective February 6, 2008. Mr. Anderson has served as the Company's President and Chief Executive Officer since 1989. Mr. Anderson will continue to serve on the Company's Board of Directors.

      John D. Baker II was elected as a director in 1986. From February 1996 to November 16, 2007, Mr. Baker served as President and Chief Executive Officer of Florida Rock Industries, Inc., a construction aggregates, cement and concrete company. On December 5, 2007, the Company's Board of Directors appointed John D. Baker II to succeed Mr. Anderson as President and Chief Executive Officer of the Company.

     Thompson S. Baker II was elected as a director in 1994. From August, 1991 to November 16, 2007, Mr. Baker served as the President of the Aggregates Group of Florida Rock Industries, Inc.

     Robert H. Paul III was elected as a director in 1992. Mr. Paul served as the Chairman of the Board of Southeast-Atlantic Beverage Corporation, a manufacturer of soft drink products, for more than five years until 2007, when the company was sold.

     Edward L. Baker and John D. Baker II are brothers. Thompson S. Baker II is the son of Edward L. Baker.

    Please see Related Party Transactions for a discussion of other transactions and relationships between the Company and Florida Rock Industries, Inc. ("FRI").

                          PROPOSAL NO. 2
    RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    The Audit Committee has selected Hancock Askew & Co., LLP as the Company's independent registered public accounting firm to examine the consolidated financial statements of the Company, subject to satisfactory negotiation of an annual fee agreement. The Board of Directors seeks an indication from shareholders of their approval or disapproval of the Audit Committee's appointment of Hancock Askew & Co., LLP (HA) as the Company's Independent Registered Public Accounting Firm (auditors).

     HA has been our independent auditor since June 21, 2006, and no relationship exists other than the usual relationship between auditor and client.

	If the appointment of HA as auditor for fiscal year 2008 is not approved by the shareholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, HA will remain the Company's Independent Registered Public Accounting Firm for fiscal year 2008, unless the Audit Committee finds other good reason for making a change.

	Representatives of HA will be available to respond to questions at the annual meeting of shareholders.

                      SHAREHOLDER RETURN PERFORMANCE

         The following table and graph compare the performance of the Company's common stock to that of the Total Return Index for The NASDAQ Stock Market-US Index and The NASDAQ Trucking and Transportation Stock Index for the period commencing September 30, 2002 and ending on September 30, 2007. The graph assumes that $100 was invested on September 30, 2002 in the Company's common stock and in each of the indices and assumes the reinvestment of dividends.

<CHART OMITTED>


                       Cumulative Total Return
                       -----------------------

                       9/30/02  9/30/03  9/30/04  9/30/05  9/30/06  9/30/07

Patriot Transportation
 Holding, Inc.          100.00   140.98   153.91   321.78   353.91   460.61
NASDAQ Stock Market
 (U.S.)                 100.00   150.59   162.89   185.48   196.37   236.60
NASDAQ Trucking &
 Transportation         100.00   144.26   164.78   205.15   240.50   288.69

COMPENSATION DISCUSSION AND ANALYSIS

	This section explains our compensation philosophy and all material elements of the compensation we provide to our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated executive officers who served in such capacities during the fiscal year ended September 30, 2007 (the "named executive officers"). The named executive officers are John E. Anderson, our President and Chief Executive Officer, Ray M. Van Landingham, our Vice President and Chief Financial Officer, David H. deVilliers, Jr., our Vice President and President of
FRP Development Corp., Robert E. Sandlin, President of Florida Rock &
Tank Lines, Inc., and Terry S. Phipps, President of SunBelt Transport,
Inc.

         On December 5, 2007, the Company's Board of Directors appointed John D. Baker II to succeed Mr. Anderson as President and Chief Executive Officer of the Company. Compensation arrangements for Mr. Baker have not been determined and no material plans, contracts or arrangements to which Mr. Baker is a party or participant entered into in connection with Mr. Baker's appointment as the Company's President and Chief Executive Officer.

Overview

  * The objectives of our compensation program are to attract, retain and motivate talented leaders and to support our strategic objectives and core values.

  * We provide our executive officers with the following types of compensation: salary, cash-based short term incentives, equity-based long-term incentives and other benefits and perquisites.

  * We encourage a pay-for-performance environment by linking cash incentive awards to the achievement of measurable business and individual performance goals.

  * We entered into a letter agreement on December 5, 2007 with John E. Anderson, our Chief Executive Officer, who announced his intention to retire from the Company on February 6, 2008. We also entered into change-in-control agreements with Messrs. deVilliers, Sandlin and Phipps.

  * For fiscal 2008, we increased base salaries for our named executive
    officers on average by 2.69%.  We     also established performance
    goals for fiscal 2008 that will allow the named executive officers to earn a cash bonus of up to 60% to 100% of their annual base salaries.

  * We did not make any equity-based awards to the named executive officers for fiscal years 2007 or 2008.

The Compensation Committee

	Our Compensation Committee ("Committee") establishes and oversees our compensation and employee benefits programs and approves the elements of total compensation for the executive officers. Robert H. Paul III, Martin E. Stein, Jr., and James H. Winston serve as the members of the Compensation Committee. Mr. Paul, who has served on our Board of Directors for approximately 15 years, is the Committee Chairman. Each member of the Compensation Committee qualifies as an independent director under the listing standards of The Nasdaq Stock Market; a non-employee director for purposes of Rule 16b-3 of the Exchange Act; and an outside director for purposes of Section 162(m) of the Internal Revenue Code.

Compensation Philosophy

      The following principles guide our compensation decisions:

We Focus on Strategic Objectives

      Our compensation decisions are driven by Patriot's business strategy. We intend that our compensation decisions will attract and retain leaders and motivate them to achieve Patriot's strategic objectives.

We Believe in Pay for Performance

     We believe that pay should be directly linked to performance. This philosophy has guided many compensation-related decisions:

     * A substantial portion of executive officer compensation is contingent on, and variable with, achievement of objective business unit and/or individual performance objectives.

     * Our stock incentive plan prohibits discounted stock options, reload stock options and re-pricing of stock options.

     * We have capped the benefit levels under the Management Security Plan. Our executive officers do not accrue additional benefits under any other supplemental executive retirement plan.

Compensation Should Reflect Position and Responsibility

      Total compensation and accountability should generally increase with position and responsibility. Consistent with this philosophy:

      * Total compensation is higher for individuals with greater responsibility and greater ability to influence the Company's achievement of targeted results and strategic initiatives.

      * As position and responsibility increase, a greater portion of the executive officer's total compensation is performance-based pay contingent on the achievement of performance objectives.

Compensation Should be Reasonable and Responsible

         It is essential that Patriot's overall compensation levels be sufficiently competitive to attract talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at responsible levels. Our executive compensation programs are intended to reflect the understanding that this Company belongs to our shareholders.

Variable Performance-Based Pay as a Percentage of Potential Compensation

	The Committee believes that both long and short term compensation of executive officers should correlate to the Company's overall financial performance. Incentive payouts will be larger with strong performance and smaller if the Company's financial results decline. For example, for fiscal 2007, Messrs. Anderson and deVilliers were eligible to receive performance-based cash bonuses of up to 100% of their base salaries, and Messrs. Van Landingham, Sandlin and Phipps were eligible to earn cash bonuses of up to 60% of their base salaries.

Overview and Objectives of our Executive Compensation Program

     	The compensation program for our executive officers is designed to attract, motivate, reward and retain highly qualified individuals who can contribute to the Company's growth with the ultimate objective of
improving shareholder value.   Our compensation program consists of
several forms of compensation: base salary, cash incentive bonuses, equity compensation and other benefits and perquisites.

     	The compensation program is designed to integrate with the Company's business plan and the opportunities and challenges facing the Company in an ever-evolving business environment. Accordingly, the Committee does not use predetermined guidelines or benchmarking to determine the elements and levels of compensation for our executive officers or to allocate between cash and long term or equity incentives.

        The Committee receives and reviews a variety of information throughout the year to assist it in carrying out its responsibilities. The Committee reviews financial reports comparing Company performance on a year-to-date basis versus budget and receives operating reports at each regular Board meeting. The Chief Executive Officer provides the Committee with an assessment of the Company's achievements and performance, his evaluation of individual performance and his recommendations for annual compensation, and annual performance targets and equity compensation awards. The Committee makes all final decisions regarding the compensation of our executive officers. When making individual compensation decisions for executive officers, the Committee takes many factors into account, including the individual's performance, tenure, experience and responsibilities; the performance of the Company or the executive's business unit; retention considerations; the recommendations of management; and the individual's historic compensation.

     	The Compensation Committee does strive to assure that a significant portion of the potential compensation of the named executive officers is contingent, performance-based compensation linked to the achievement of specific objectives. To achieve this goal, incentive bonuses are established as a percentage of their base salaries.

Components of Executive Compensation

Base Salary

	General. Base pay is a critical element of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, we consider the executive's qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive's past performance, internal pay equity and the tax deductibility of base salary. As part of determining annual increases, the Committee also considers the Chief Executive Officer's written recommendations, the observations of the Chief Executive Officer and the Committee members regarding individual performance and internal pay equity considerations.

	Fiscal 2007 and 2008 Actions.   We set base salaries on a
calendar year basis. The following table reflects the adjustments made to the base salaries of the named executive officers for calendar years 2007 and 2008.

                                     % Increase                  % Increase
Name and Title      2007 Base Salary from 2006  2008 Base Salary from 2007
--------------      ---------------- ---------  ---------------- ---------
John E. Anderson       $370,800        3.0%       $370,800          0%
President and CEO

Ray M. Van Landingham  $161,000        4.2%       $165,830        3.0%
Vice President,
Secretary, Treasurer
and Chief Financial
Officer

David H. deVilliers,
  Jr.                  $284,080        2.0%       $292,600        3.0%
Vice President and
President, FRP
Development Corp.

Robert E. Sandlin      $186,760        3.6%       $195,000        4.4%
President, Florida
Rock & Tank Lines,
Inc.

Terry S. Phipps        $135,000          0%       $144,000        6.7%
President, SunBelt
Transport, Inc.

	Analysis. Based in large part on the recommendations of the Chief Executive Officer, the Committee approved modest increases in the base salaries of the named executive officers for 2007 and 2008. No increase was granted to Mr. Phipps in 2007 due to a decline in SunBelt Transport's performance in a very challenging business environment. No adjustment was made to Mr. Anderson's base salary for 2008 in light of his pending retirement. Mr. Phipps was awarded a higher percentage increase than the other named executive officers due to very challenging and unpredictable business conditions and in light of his having foregone any salary increase since January 1, 2006. Mr. Sandlin was awarded a percentage increase consistent with the performance of Florida Rock & Tank Lines during fiscal 2007.

Cash Incentive Compensation

         Management Incentive Compensation Plan. The Management Incentive Compensation Plan (the "MIC Plan") provides officers and key employees an opportunity to earn an annual cash bonus for achieving specified, performance-based goals established for the fiscal year. Performance goals under the MIC Plan are tied to measures of operating performance rather than appreciation in stock price and are discussed below with respect to each named executive officer.

	The Compensation Committee has established performance objectives for the transportation subsidiaries based on targeted levels of after-tax return on average capital employed. We believe that after-tax return-on-capital employed (ROCE) is an important measure of performance in an asset-intensive business, both to evaluate management's performance and to demonstrate to shareholders that capital has been used wisely over the long term. For purposes of this bonus calculation, return on average capital employed is defined as the subsidiary's net income excluding the after-tax cost of financing, divided by its total monthly average capital employed.

         On the other hand, the Compensation Committee established real estate performance objectives for Mr. deVilliers based on operating properties in the portfolio (gross profit on developed buildings and average occupancy rates for properties in service more than 12 months), special projects and new development. The Committee believes that these objectives are more appropriate measures of overall performance for the real estate group because they encompass the fundamental functions which primarily account for value added in real estate development.

         Fiscal 2007 and 2008 Actions. The following chart describes the performance objectives and potential bonuses for the named executive officers for fiscal years 2007 and 2008:

                          Potential
                        Bonus as a %
   Name & Title    Year  of Salary     Performance Targets
   ------------    ----  ---------     -------------------

John E. Anderson   2008     N/A        N/A(1)

                   2007    100%        Achievement by Florida Rock & Tank
                                       Lines and SunBelt of targeted levels
                                       of after-tax ROCE(2)(3)(5)
					Achievement of Real Estate
					Group objectives(4)(5)

Ray M. Van
 Landingham        2008     60%        Achievement by Florida Rock & Tank
                                       Lines of a targeted level of after-
                                       tax ROCE(2)(5)
                                       Achievement of Real Estate Group
					objectives(4)(5)

                   2007     60%        Achievement by Florida Rock & Tank
                                       Lines and SunBelt of targeted levels
                                       of after-tax ROCE(2)(5)
                                       Achievement of Real Estate Group
                                       objectives(4)(5)

David H. deVilliers,
 Jr.               2008    100%        Achievement of Real Estate Group
					objectives(4)(5)

                   2007    100%        Achievement of Real Estate Group
					objectives(4)(5)

Robert E. Sandlin  2008     60%        Achievement by Florida Rock & Tank
                                       Lines of a targeted level of
                                       ROCE(2)(3)

                   2007     60%        Achievement by Florida Rock & Tank
                                       Lines of a targeted level of
                                       ROCE(2)(3)

Terry S. Phipps    2008     60%        Discretionary(6)

                   2007     60%        Achievement by SunBelt of targeted
                                       levels of ROCE(2)(3)

(1) On December 5, 2007, Mr. Anderson announced his intention to retire as President and Chief Executive Officer of the Company, effective February 6, 2008.
(2) The named executive officers are eligible to receive a bonus up to the specified percentage of their base salary if the named business unit achieves the specified level of after-tax ROCE. If after-tax ROCE exceeds a threshold level but is less than the target level, the bonus is prorated. The threshold and target after-tax ROCE levels for Florida Rock & Tank Lines were 11.1% and 12.1% for 2007 and 14.8% and 18.3% for 2008. The threshold and target after-tax ROCE levels for Sunbelt for 2007 were 7.1% and 8.6%.

(3) A portion of the earned bonus is contingent on the achievement of specific safety objectives measured by preventable accident frequency ratios.
(4) Real estate objectives consist of weighted, targeted achievement levels in three broad areas, (1) operating properties (achievement of a targeted dollar amount of gross profit from the portfolio of developed buildings ($7,650,000 for 2007 and $9,281,423 for 2008)
    and achievement of an average occupancy rate of 95.1% for 2007 and
    2008), (2) special projects (completion of certain special projects), and (3) completion of certain pending development projects within budgeted levels.
(5) A portion of the executive's earned bonus is contingent on a determination that the Company's (or, in Mr. deVilliers case, the real estate group's) internal control over financial reporting was effective for the applicable year.
(6) Mr. Phipps' bonus for fiscal 2008 is discretionary but is contingent on the achievement of a specified safety objective. No ROCE target was established for SunBelt for fiscal 2008 due to the current level of uncertainty in the construction market.

    Analysis.   Cash-based incentive compensation comprises a significant
portion of the potential total compensation of the named executive officers. For fiscal 2007, cash-based incentive compensation comprised 31.8%, on average, of the total compensation of the named executive officers. We believe that these incentives play a significant role in helping the Company achieve its business objectives.

Stock Options and Restricted Stock

         General. Long-term equity incentives help to motivate executives to make decisions that focus on long-term growth and thus increase shareholder value. The Committee believes that such grants help align our executive officers' interests with the Company's shareholders. When our executives deliver sustained returns to our shareholders, equity incentives permit an increase in their own compensation.

         Traditionally, the Committee made equity compensation awards in the form of stock options. All stock options incorporate the following features: the term of the grant does not exceed 10 years; the grant price is not less than the market price on the date of grant; grants do not include "reload" provisions; re-pricing of options is prohibited, unless approved by the shareholders; and to encourage employee retention, options vest 20% per year over five years beginning with the first anniversary of the date of grant.

	In fiscal 2006, the Committee made awards of restricted stock to the named executive officers. These restricted stock grants vest ratably over a four year period. The Committee decided to use restricted stock rather than stock options to lower the dilution cost to shareholders.

	Fiscal 2007 and 2008 Actions.   No equity compensation awards were
made in fiscal 2007 or fiscal 2008.

         Analysis. The Committee believes that equity compensation is an important element of overall compensation. At the same time, the Committee recognizes that equity grants impose a dilution cost to the shareholders. While no grants were made for 2007 and 2008, the Committee plans to continue to evaluate the use of equity compensation as a tool to motivate management.

Health and Welfare Benefits

     	Our executive officers are covered under the same health and welfare plans, including our 401(k) plan, as our other salaried employees. The executive officers also participate in a supplemental medical expense reimbursement plan.

    	Our Management Security Plan was adopted many years ago as a retention tool to provide retirement benefits (based on annual base salaries) to certain senior executives. The Management Security Plan provides for annual payments to participants (or their beneficiaries) until the later of (i) their date of death or (ii) 15 years after their retirement or death. The annual payments are set at two times the benefit level during the first year and at the annual benefit level in subsequent years. The benefit levels originally increased with base salaries but the Company capped the benefit levels at 50% of base salaries as of December 31, 2002. The plan has been closed to newly hired executives for several years. Of the named executive officers, Mr. Anderson and Mr. deVilliers participate in the Management Security Plan.

Severance and Change of Control Agreements

	Until December 2007, none of our named executive officers had any arrangements that provide for payment of severance payments or payment of any benefits upon a change-in-control of Patriot, except for change-in-control provisions that accelerate vesting of stock options or restricted stock under our equity compensation plans.

	On December 5, 2007, John E. Anderson announced his retirement as the Company's President and Chief Executive Officer effective February 6, 2008. Mr. Anderson has served as the Company's President and Chief Executive Officer since 1989. Mr. Anderson will continue to serve on the Company's Board of Directors.

	Also on December 5, 2007, the Board of Directors approved certain retirement benefits to Mr. Anderson in recognition of his years of service to the Company. Effective on Mr. Anderson's retirement:

        * The Company will make a lump sum payment to Mr. Anderson equal to his accrued benefit under the Management Security Plan (approximately $1.5 million);

        * The Company will repurchase all of Mr. Anderson's outstanding stock options and restricted stock based on the fair value of the stock on the retirement date (approximately $1.2 million based on the closing price on December 4, 2007);

        * The Company will pay an additional bonus to Mr. Anderson of approximately $2 million. The amount of the bonus will be calculated so that the aggregate after tax value of the benefits to Mr. Anderson, inclusive of the bonus, is $3 million.

	The Company expects that the total impact of these payments on the Company's earnings for fiscal 2008 to be approximately $2.3 million before taxes or $1.4 million after taxes.

	The Committee believes that these severance benefits appropriately reward Mr. Anderson for his leadership of the Company over the last 19 years.

	On December 5, 2007, the Company also entered into change-in-control agreements with Messrs. deVilliers, Sandlin and Phipps. In light of Mr. Anderson's departure and the recent sale of Florida Rock Industries, Inc., the Committee believed that it was appropriate to enter into these agreements to help the Company retain these key executives. The agreements are "double trigger" agreements that will pay benefits to the executives, under certain circumstances, if they are terminated following a change-in-control of the Company or a sale of their particular business unit.

	Mr. deVilliers' agreement provides that if he is terminated following a change-in-control or a sale of his business unit other than for "cause" or if he resigns following such event for "good reason," the benefits under his Management Security Plan shall become fully vested and the present value of such benefits shall be paid to Mr. deVilliers. In the case of Messrs. Phipps and Sandlin, the agreements provide that Messrs. Phipps and Sandlin each will be entitled to receive an amount equal to two times their base salary plus maximum bonus if, during the two years after a change-in-control or sale of their business unit their employment is terminated other than for "cause" or he resigns for "good reason." In addition, Messrs. Sandlin and Phipps will become fully vested in their stock options and restricted stock.

         For this purpose, cause is generally defined as (i) conviction for commission of a felony, (ii) willful misconduct or gross negligence or material violation of policy resulting in material harm to his employer,
(iii) repeated and continued failure by the executive to carry out, in all material respects, the employer's reasonable and lawful directions, or (iv) fraud, embezzlement, theft or material dishonesty. Good reason is generally defined as (i) a material reduction in compensation or benefits, (ii) a requirement that the executive relocate, or (iii) any material diminution in the executive's duties, responsibilities, reporting obligations, title or authority.

	We believe these change-in-control arrangements, the value of which are contingent on a change of control transaction, effectively create incentives for our executive team to build shareholder value and to obtain the highest value possible should we be acquired in the future, despite the risk of losing employment. These change of control arrangements for our executive officers are "double trigger," meaning that acceleration of vesting is not awarded upon a change of control unless the executive's employment is terminated involuntarily (other than for cause) or by the executive for good reason within 24 months following the transaction. We believe this structure strikes a proper balance by not providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change of control transaction. We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive team and who may perceive this goal to be undermined if executives receive significant acceleration payments in connection with such a transaction and are no longer required to continue employment.

Personal Benefits

     Our executives receive a limited number of personal benefits certain of which are considered taxable income to them and which are described in the footnotes to the section of this proxy statement entitled "Summary Compensation Table."

Compensation Policies
---------------------

Internal Pay Equity

	We believe that internal pay equity is an important factor to be considered in establishing compensation for the officers. We have not established a policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers, but we do review compensation levels to ensure that appropriate equity exists.

Tax Deductibility of Compensation Should be Maximized Where Appropriate

         The Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation. For example, the Company always has issued nonqualified stock options that result in a tax deduction to the Company upon exercise. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to any such persons in any fiscal year. We review compensation plans in light of applicable tax provisions, including Section 162(m), and may revise compensation plans from time to time to maximize deductibility. However, we may approve compensation that does not qualify for deductibility when we deem it to be in the best interests of the Company.

Financial Restatement

	It is the Board of Directors' Policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company will seek to recover any amount determined to have been inappropriately received by the individual executive.

COMPENSATION COMMITTEE REPORT

	We have reviewed and discussed the foregoing Compensation
Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:	Robert H. Paul III
         	Martin E. Stein, Jr.
         	James H. Winston

                       EXECUTIVE COMPENSATION

Fiscal 2007 Summary Compensation Table
--------------------------------------

	The following table sets forth information concerning the compensation of our named executive officers for the year ended September 30, 2007:

                      Summary Compensation Table

Name and    Year Salary    Bonus   Non-Equity   Change in    All   Total($)
Principal          ($)      ($)    Incentive     Pension    other
Position                           Plan Comp-    Value      Compen-
                                    ensation      and       sation
                                                Nonquali-   ($)(3)
                                                  fied
                                                Deferred
                                               Compensation
                                                 Earnings
                                                  ($)(2)
---------   ---- ------    -----   ----------  ------------  ------  -------

John E.
 Anderson,  2007 $368,100   ---    $278,100     $240,288     $23,076 $909,564
President
and CEO
(PEO)

Ray M. Van  2007 $159,375   ---    $ 74,865       ---        $15,992 $250,232
Landingham,
Vice President
and Chief
Financial Officer
(PFO)

David H.    2007 $282,687   ---    $255,672     $ 80,257     $13,714 $632,323
deVilliers,
Jr., Vice
President and
President, FRP
Development Corp.

Robert E.   2007 $185,157   ---    $112,056       ---        $17,630 $314,843
Sandlin,
President,
Florida Rock
& Tank Lines, Inc.

Terry S.    2007 $135,000  $10,000   ---          ---        $13,924 $158,924
Phipps,
President,
SunBelt Transport, Inc.

(1)	This column represents amounts paid under the MIC Plan.
(2)	This column represents the increase in the actuarial present value of the named executive officer's future benefits under the Management Security Plan. or more detail, see the disclosure under the Pension Benefits table below.
(3)	The amounts shown under All Other Compensation include: the benefit to the executive for personal use of a Company provided vehicle; matching contributions under our Profit Sharing and Deferred Earnings Plan (executives participate on the same terms as other employees); benefits paid under our Medical Reimbursement Plan, under which we reimburse certain officers for personal medical expenses not covered by insurance; and certain country, social and civic club membership dues. In addition to these benefits, the named executive officers participate in group plans, including our group health insurance and life insurance plans, on the same terms as other employees.

Fiscal 2007 Grants of Plan-Based Awards
---------------------------------------

         No option grants were made to the named executive officers during fiscal 2007. The following table sets forth information concerning estimated future payouts under cash incentive plans for the named executive officers.

                        Grants of Plan-Based Awards
                        ---------------------------

Name                Grant Date      Estimated Future Payouts Under Non-Equity
----                ----------               Incentive Plan Awards
                                    -----------------------------------------
                                    Threshold         Target         Maximum
                                      ($)(1)          ($)(2)          ($)(3)
                                    ---------         ------         --------

John E. Anderson,
President and CEO    11/14/07          N/A              --              N/A

Ray M. Van
 Landingham,
Vice President and
Chief Financial
Officer              11/14/07         $6,965            --           $99,498

David H.
deVilliers, Jr.,
Vice President and
President, FRP
Development Corp.    11/14/07         $0                --          $292,600

Robert E. Sandlin,
President, Florida
Rock & Tank Lines,
Inc.                 11/14/07         $23,400           --          $117,000

Terry S. Phipps,
President, SunBelt
Transport, Inc.      11/14/07         $0                --          $86,400

(1)	Mr. Sandlin is eligible to receive a bonus equal to 20% of his base salary if Florida Rock & Tank Lines achieves a threshold level of after-tax ROCE for fiscal 2008. The bonus is prorated up to a maximum amount of 60% of his base salary, for the achievement of a stretch target of after-tax ROCE. Thirty percent of the earned bonus is contingent on the achievement of specific safety objectives measured by preventable accident frequency ratios. Mr. deVilliers is entitled to a bonus for the achievement of specific goals, with the bonus for each goal established as a percentage of his base salary up to a maximum of 100% of his base salary if all goals are achieved. The bonuses for Messrs. Anderson and Van Landingham are tied to the achievement of these objectives. The Compensation Committee may award a discretionary bonus to Mr. Phipps of up to 60% of his base salary for fiscal 2008 due to continuing unusually severe and unpredictable business conditions.
(2)	Not applicable.
(3)	The maximum bonus amounts represent 100% of base salary for Mr.
        deVilliers and 60% of base salaries for Messrs. Van Landingham, Sandlin and Phipps.
(4)	A portion Mr. Van Landingham's and Mr. deVilliers' earned bonus is contingent on a determination that the Company's (or, in Mr. deVilliers' case, the real estate group's) internal control over financial reporting was effective for the applicable year.

                  Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and restricted stock held by the named executive officers at September 30, 2007:

                           Option Awards                       Stock Awards

Name          Number     Number of    Option   Option    Number of  Market Value
              of         Securities   Exercise Exercise  Shares or  of Shares or
              Securities Underlying   Price    Date      Units of   Units of
              Underlying Unexercised   ($)               Stock That Stock That
              Unexercised Options                        Have Not   Have Not
              Options     (#)                            Vested     Vested
              (#)         Unexercisa-                    (#)        ($)
              Exercisable  ble
----          ----------- ----------- -------- --------  ---------- ------------

John E.         8,000      3,000       $22.23  11/20/12
 Anderson,      4,000      6,000       $43.501 12/28/14
President and                                               600       $59,004
CEO


Ray M. Van      2,711      2,000       $22.23  11/20/12
 Landingham,    2,000      3,000       $43.501 12/28/14
Vice President                                              450       $44,253
and Chief
Financial
Officer

David H.        12,000     3,000       $22.23  11/20/12
 deVilliers,     3,000     4,500       $43.501 12/28/14
Jr.,                                                        450       $44,253
Vice President
and President,
FRP Development
Corp.

Robert E.           0      2,000       $22.23  11/20/12
 Sandlin,           0      3,000       $43.501 12/28/14
President,                                                  450       $44,253
Florida Rock &
Tank Lines, Inc.

Terry S. Phipps,  1,000    1,000       $28.75  11/04/13
President,          0      2,000       $31.88  04/15/14
SunBelt Transport,                                          450       $44,253
Inc.

Fiscal 2007 Option Exercises
----------------------------

         The following table provides information regarding stock option exercises by the named executive officers and vesting of restricted stock during fiscal 2007.

                       Option Exercises and Stock Vested

                             Option Awards              Stock Awards

Name                  Number of  Value Realized  Number of  Value Realized
                       Shares     on Exercise     Shares     on Vesting
                      Acquired        ($)        Acquired       ($)
                    on Exercise                 on Vesting
                        (#)                         (#)
(a)                     (b)           (c)           (d)         (e)
------              -----------  -------------- -----------  -------------

John E. Anderson,       ---           ---           200       $18,672
President and CEO

Ray M. Van Landingham,  3,085       $221,437        150       $14,004
Vice President and
Chief Financial Officer

David H. deVilliers,     ---           ---          150       $14,004
Jr.,
Vice President and
President, FRP Development
Corp.

Robert E. Sandlin,      3,000       $180,489        150       $14,004
President, Florida Rock
& Tank Lines, Inc.

Terry S. Phipps,        2,000       $112,370        150       $14,004
President, SunBelt
Transport, Inc.

Pension Benefits
----------------

         The following table describes pension benefits to the named executive officers as of September 30, 2007. There were no payments of pension benefits to the named executive officers during fiscal 2007.

            Name        Plan Name       Number of Years     Present
                                        Credited Service   Value of
                                             (#)(1)       Accumulated
                                                            Benefit
                                                             ($)(2)
           ------       ----------      ----------------  ------------

     John E. Anderson    MSP Plan             --           $1,446,290

     David H. deVilliers,
      Jr.                MSP Plan             --           $513,313

(1) Messrs. Anderson and deVilliers have met the requisite years of service requirement under the MSP Plan.
(2) The present value has been calculated based on a life expectancy of 82 years and using a discount rate of six percent (6%).

         Our Management Security Plan (the "MSP Plan") provides the following benefits to certain officers and key employees (and their beneficiaries) upon retirement or death:

 Triggering Event                                 Annual Benefit
 ----------------                                 --------------

 Normal Retirement at age 65 or older          Two times the Annual Benefit
                                               Level during year 1 and the
                                               Annual Benefit Level in
                                               subsequent years until the
                                               participant's death.

 Death of Participant after his Retirement     Continuation of participant
                                               benefit until the 15th
                                               anniversary of the
                                               participant's retirement (or
                                               the earlier death of the
                                               participant's designated
						beneficiary).

 Death of Participant prior to his Retirement  Two times the Annual Benefit
                                               Level during year 1 and the
                                               Annual Benefit Level in
                                               subsequent years until the
                                               later of (i) the 15th
                                               anniversary of the
                                               participant's death or (ii)
                                               the date that participant
                                               would have turned 65 (or
                                               in either case, the earlier
                                               death of the designated
                                               beneficiary).

	The Annual Benefit Levels are equal to 50% of the participating executive's base salary as of December 31, 2002. The Annual Benefit Levels for participating named executive officers are: $160,000 for Mr. Anderson; and $123,600 for Mr. deVilliers. On December 5, 2007, the Company entered into a letter agreement with Mr. Anderson providing for vesting of all of his benefits under the Management Security Plan upon retirement (the present value of which will be paid to him upon his retirement).

Nonqualifed Deferred Compensation
---------------------------------

         None of the named executive officers receives any nonqualified deferred compensation.

NON-EMPLOYEE DIRECTOR COMPENSATION

Compensation Arrangements for Fiscal 2007 and 2008

	The following table describes the compensation arrangements with our non-employee directors for the 2007 and 2008 fiscal years.

    All Non-Employee Directors:
    ---------------------------
      Annual Retainer                         $15,000
      Fee Per Meeting Attended                $ 1,500
      Shares Granted Annually                     500

    Audit Committee:
      Annual Fee     Chairman                 $10,000
                     Member                   $ 5,000
      Meeting Fees   Chairman(1)              $ 1,500
                     Member(1)                $ 1,000

    Other Committees:
      Annual Fee     Chairman                 $ 2,000
                     Member                   $ 1,000
      Meeting Fees   Chairman                 $ 1,500
                     Member                   $ 1,000

(1)    	The Audit Committee members receive no meeting fees for the
        four regularly scheduled quarterly meetings; the meeting fees shown apply only to additional meetings.

Actual Fiscal 2007 Director Compensation

         The following table shows the compensation paid to each of our non-employee directors during the 2007 fiscal year.

                Director Compensation for Fiscal 2007
                -------------------------------------

              Fees Earned or  Stock Awards  Option   All Other
              Paid in Cash       ($)(1)     Awards  Compensation
Name               ($)                      ($)(4)    ($)(2)(3)   Total ($)
----          --------------  ------------  ------- ------------- ---------

Edward L. Baker  $24,000        $43,065       -0-       -0-       $67,065(2)
John D. Baker II $24,000        $43,065       -0-       -0-       $67,065
Thompson S. Baker
  II             $24,000        $43,065       -0-       -0-       $67,065
Charles E.
 Commander III   $33,500        $43,065       -0-       -0-       $76,565
Luke E.
 Fichthorn III   $21,000        $43,065       -0-       -0-       $67,065(3)
Robert H. Paul
 III             $42,000        $43,065       -0-       -0-       $85,065
H. W. Shad III   $35,500        $43,065       -0-       -0-       $78,565
Martin E. Stein,
 Jr.             $34,000        $43,065       -0-       -0-       $77,065
James H. Winston $26,500        $43,065       -0-       -0-       $69,565

(1) Each non-employee director was awarded 500 shares of the Company's common stock on February 7, 2007. The value was determined using the closing price of the Company's common stock on the Nasdaq Stock Market on February 7, 2007 which was $86.13.
(2) The Company also provides Mr. Baker, the Chairman of the Board, with a Company vehicle.
(3) Mr. Fichthorn also receives consulting fees of $30,000 per year for financial consulting services provided to the Company.
(4) The following table sets forth information regarding stock options held by our non-employee directors as of September 30, 2007:

                   Number of
                   Securities
                   Underlying
                   Unexercised   Option Exericse   Option Expiration
   Director          Options        Price ($)             Date
   --------        -----------   ---------------   ------------------

Edward L. Baker       1,000          15.125           12/05/2010
                      1,000          18.000           02/06/2011
                      1,000          19.870           05/01/2011
                      1,000          17.510           07/31/2011
                      1,000          17.350           10/02/2011
                      1,000          17.930           12/04/2011
                      1,000          29.000           02/05/2012
                      1,000          30.440           04/30/2012
                      1,000          22.660           08/06/2012
                      1,000          21.600           10/02/2012
                      1,000          23.770           12/03/2012
                      1,000          25.910           02/04/2013
                      1,000          28.200           08/05/2013
                      1,000          30.100           09/30/2013
                      1,000          30.590           12/02/2013
                      1,000          31.731           02/03/2014
                      1,000          32.750           08/03/2014
                      1,000          34.000           10/05/2014
                      1,000          44.910           11/30/2014
                      1,000          45.500           01/25/2015
                      1,000          44.500           05/03/2015
                      1,000          60.400           08/02/2015

John D. Baker II      1,000          15.125           12/02/2010
                      1,000          18.000           02/06/2011

                      1,000          19.870           05/01/2011
                      1,000          17.510           07/31/2011
                      1,000          17.350           10/02/2011
                      1,000          17.930           12/07/2011
                      1,000          29.000           02/05/2012
                      1,000          30.440           04/30/2012
                      1,000          22.660           08/06/2012
                      1,000          21.600           10/02/2012
                      1,000          23.770           12/03/2012
                      1,000          25.910           02/04/2013
                      1,000          26.400           05/07/2013
                      1,000          28.200           08/05/2013
                      1,000          30.100           09/30/2013
                      1,000          30.590           12/02/2013
                      1,000          31.731           02/03/2014
                      1,000          31.900           05/04/2014
                      1,000          32.750           08/03/2014
                      1,000          34.000           10/05/2014
                      1,000          44.910           11/30/2014
                      1,000          45.500           01/25/2015
                      1,000          44.500           05/03/2015
                      1,000          60.400           08/02/2015

Thompson S. Baker II  1,000          15.125           12/05/2010
                      1,000          18.000	      02/06/2011
                      1,000          19.870           05/01/2011
                      1,000          17.510           07/31/2011
                      1,000          17.350           10/02/2011
                      1,000          17.930           12/04/2011
                      1,000          29.000           02/05/2012
                      1,000          30.400           04/30/2012
                      1,000          22.660           08/06/2012
                      1,000          21.600           10/02/2012
                      1,000          23.770           12/03/2012
                      1,000          25.910           02/04/2013
                      1,000          26.400           05/07/2013
                      1,000          28.200           08/05/2013
                      1,000          30.100           09/30/2013
                      1,000          30.590           12/02/2013
                      1,000          31.731           02/03/2014
                      1,000          31.900           05/04/2014
                      1,000          32.750           08/03/2014
                      1,000          34.000           10/05/2014
                      1,000          44.910           11/30/2014
                      1,000          45.500           01/25/2015
                      1,000          44.500           05/03/2015
                      1,000          60.400           08/02/2015

Charles E. Commander
 III                  1,000          31.731           02/03/2014
                      1,000          31.900           05/04/2014
                      1,000          32.750           08/03/2014

                      1,000          34.000           10/05/2014
                      1,000          44.910           11/30/2014
                      1,000          44.500           05/03/2015
                      1,000          60.400           08/02/2015


Luke E. Fichthorn III 1,000          15.125           12/05/2010
                      1,000          18.000           02/06/2011
                      1,000          19.870           05/01/2011
                      1,000          17.510           07/31/2011
                      1,000          17.350           10/02/2011
                      1,000          17.930           12/04/2011
                      1,000          29.000           02/05/2012
                      1,000          30.440           04/30/2012
                      1,000          22.660           08/06/2012
                      1,000          21.600           10/02/2012
                      1,000          23.770           12/03/2012
                      1,000          25.910           02/04/2013
                      1,000          26.400           05/07/2013
                      1,000          28.200           08/05/2013
                      1,000          30.100           09/30/2013
                      1,000          30.590           12/02/2013
                      1,000          31.731           02/03/2014
                      1,000          31.900           05/04/2014
                      1,000          32.750           08/03/2014
                      1,000          34.000           10/05/2014
                      1,000          44.910           11/30/2014
                      1,000          45.500           01/25/2015
                      1,000          44.500           05/03/2015
                      1,000          60.400           08/02/2015

Robert H. Paul III    1,000          15.125           12/05/2010
                      1,000          18.000           02/06/2011
                      1,000          17.510           07/31/2011
                      1,000          17.350           10/02/2011
                      1,000          17.930           12/04/2011
                      1,000          22.660           08/06/2012
                      1,000          21.600           10/02/2012
                      1,000          23.770           12/03/2012
                      1,000          25.910           02/04/2013
                      1,000          26.400           05/07/2013
                      1,000          28.200           08/05/2013
                      1,000          30.100           09/30/2013
                      1,000          30.590           12/02/2013
                      1,000          31.731           02/03/2014
                      1,000          31.900           05/04/2014
                      1,000          32.750           08/03/2014
                      1,000          34.000           10/05/2014
                      1,000          44.910           11/30/2014
                      1,000          45.500           01/25/2015
                      1,000          60.400           08/02/2015

                    Number of
                   Securities
                   Underlying
                   Unexercised   Option Exericse   Option Expiration
   Director          Options        Price ($)             Date
   --------        -----------   ---------------   ------------------

H.W. Shad III         1,000          32.750           08/03/2014
                      1,000          34.000           10/05/2014
                      1,000          44.910           11/30/2014
                      1,000          45.500           01/25/2015
                      1,000          44.500           05/03/2015
                      1,000          60.400           08/02/2015

Martin E. Stein, Jr.  1,000          15.125           12/05/2010
                      1,000          18.000           02/06/2011
                      1,000          17.350           10/02/2011
                      1,000          17.930           12/04/2011
                      1,000          29.000           02/05/2012
                      1,000          30.440           04/30/2012
                      1,000          22.660           08/06/2012
                      1,000          21.600           10/02/2012
                      1,000          23.770           12/03/2012
                      1,000          25.910           02/04/2013
                      1,000          26.400           05/07/2013
                      1,000          30.100           09/30/2013
                      1,000          30.590           12/02/2013
                      1,000          31.900           05/04/2014
                      1,000          34.000           10/05/2014
                      1,000          44.910           11/30/2014
                      1,000          45.500           01/25/2015
                      1,000          44.500           05/03/2015
                      1,000          60.400           08/02/2015


James H. Winston      1,000          15.125           12/05/2010
                      1,000          18.000           02/06/2011
                      1,000          17.350           10/02/2011
                      1,000          17.930           12/04/2011
                      1,000          29.000           02/05/2012
                      1,000          30.440           04/30/2012
                      1,000          22.660           08/06/2012
                      1,000          21.600           10/02/2012
                      1,000          23.770           12/03/2012
                      1,000          25.910           02/04/2013
                      1,000          26.400           05/07/2013
                      1,000          30.100           09/30/2013
                      1,000          30.590           12/02/2013
                      1,000          31.900           05/04/2014
                      1,000          32.750           08/03/2014
                      1,000          34.000           10/05/2014
                      1,000          44.910           11/30/2014
                      1,000          45.500           01/25/2015
                      1,000          60.400           08/02/2015

Compensation Committee Interlocks and Insider Participation

	None of the members of the Compensation Committee (i) was an officer or employee of the Company or any of its subsidiaries during the 2007 fiscal year, or (ii) had any relationship requiring disclosure by the Company under the rules of the Securities and Exchange Commission requiring disclosure of certain relationships and related party transactions. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

                        RELATED PARTY TRANSACTIONS

Florida Rock Industries, Inc.

         Four directors of the Company, Edward L. Baker, John D. Baker II, Thompson S. Baker II, and Luke E. Fichthorn III were also directors of FRI during fiscal 2007. The four directors beneficially owned approximately 47% of the stock of the Company and 24% of the stock of FRI as of October 31, 2007.

Transportation, Management and Leasing Services

         The Company hauls construction aggregates, diesel fuel, cement and other products for FRI and leases to FRI construction aggregates mining and other properties. The Company has numerous competitors at all terminal and mine sites and the rates charged are, accordingly, established by competitive conditions. FRI paid rents, royalties and transportation services to subsidiaries of Patriot totaling $8,349,000 in fiscal 2007. Approximately 5.4% of the Company's revenue was attributable to FRI during the 2007 fiscal year. In addition, under an agreement, FRI provided certain management and related services, including administrative and property management services to the Company and its subsidiaries. FRI charged the Company $191,000 for such services during the fiscal year ended September 30, 2007.

Joint Venture

	On October 4, 2006, a subsidiary of the Company (FRP) entered into a Joint Venture Agreement with FRI. The Joint Venture Agreement established a real estate joint venture to develop approximately 4,300 acres of land near Brooksville, Florida. Under the terms of the joint venture, FRP has contributed its fee interest in approximately 3,443 acres that it leased to FRI under a long-term mining lease. FRI will continue to mine the property and pay royalties to FRP for as long as mining does not interfere with the development of the property.

     	FRP also reimbursed FRI approximately $3,018,000 for one-half of the acquisition costs of a 288 acre contiguous parcel acquired by FRI from a third party in 2006. The 288 acre parcel was contributed to the Joint Venture.

     	FRI contributed 553 acres that it owns as well as its leasehold interest in the 3,443 acres that it leased from FRP. The joint venture is jointly controlled by FRI and FRP, and they each have a mandatory obligation to fund additional capital contributions of up to $2 million. Capital contributions of $500,000 each were made in fiscal 2007. Distributions will also be made on a 50-50 basis.

     	The property does not yet have the necessary entitlements for real estate development. Approval to develop real property in Florida entails an extensive entitlements process involving multiple and overlapping regulatory jurisdictions and the outcome is inherently uncertain. The Company currently expects that the entitlement process may take several years to complete.

	In connection with the Joint Venture, the Company also extended certain lease agreements between FRP and FRI on FRI's corporate headquarters in Jacksonville, Florida, and the Astatula and Marion
Sand mining properties, also in Florida. The Company and FRI also agreed that a 2,500 acre tract of the Grandin mining property, in Florida, due to be released will remain subject to the lease and available for future mining.

Consulting Arrangement

	Mr. Fichthorn provided the Company with financial consulting and other services during the fiscal year ended 2007 for which he received $30,000.

	In the opinion of the Company, the terms, conditions, transactions and payments under the agreements with the persons described above were not less favorable to the Company than those which would have been available from unaffiliated persons.

Policies and Procedures

	The Audit Committee of the Board of Directors is responsible for reviewing and approving all material transactions with any related party not previously approved by the Company's Independent Directors. This responsibility is set forth in writing in our Audit Committee Charter, a copy of which charter is available at www.patriottrans.com under Corporate Governance. In certain cases, transactions have been approved by a committee consisting of all Independent Directors. Related parties include any of our directors or executive officers, and certain of our shareholders and their immediate family members.

         To identify related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual's private interest interferes, or appears to interfere, in any way with our interests.
Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our Chief Financial Officer.

         We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to Patriot in an objective and effective manner. In addition, we are strictly prohibited from extending personal loans to, or guaranteeing personal obligations of, any director or officer. Exceptions are only permitted in the reasonable discretion of the Board of Directors.

         A copy of our Code of Business Conduct and Ethics (as revised on May 2, 2007) is available at www.patriottrans.com under Corporate
Governance.

  	    COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table and notes set forth the beneficial ownership of common stock of the Company by each person known by the Company to own beneficially more than 5% of the common stock of the Company. Percentage calculations are based on the outstanding shares of the Company's common stock on December 14, 2007.

               Name and Address     Amount and Nature
                of Beneficial        of Beneficial
Title of Class      Owner              Ownership      Percentage of Class
-------------- ----------------     ----------------- -------------------

Common         Baker Holdings, L.P.     1,061,521           34.8%
               Edward L. Baker            136,669(1)         4.5%
               John D. Baker II           180,692(1)         5.9%
               1801 Art Museum Drive    ------------        -----
               Jacksonville, FL 32207   1,378,450           44.5%

Common         Royce & Associates, LLC    309,700(2)        10.1%
               1414 Avenue of the Americas
               New York, NY 10019

(1) Edward L. Baker and John D. Baker II have shared voting power and dispositive power over the shares owned by Baker Holdings, L.P.
     and each have a pecuniary interest in 353,840 shares owned by Baker Holdings, L.P.; however, none of the shares of Baker Holdings, L.P. are included in the reported beneficial ownership of Edward L. Baker and John D. Baker II in the table above. See Common Stock Ownership by

     Directors and Executive Officers and the accompanying notes for further details on shares beneficially owned by Edward L. Baker and John D. Baker II.
(2) In a Schedule 13G filed with the Securities and Exchange Commission on January 24, 2007, Royce & Associates, LLC reported that, as of December 31, 2006, it had sole voting and dispositive power with respect to 309,700 shares.

          COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

	The following table and notes set forth the beneficial ownership of common stock of the Company by each director and each non-director named in the Summary Compensation Table and by all officers and directors of the Company as a group as of December 14, 2007.

 Title        Name of        Amount and Nature of
of Class  Beneficial Owner   Beneficial Ownership(1)   Percentage of Class
--------  ----------------   -----------------------   -------------------

Common    John E. Anderson          38,606                    1.3%
Common    Edward L. Baker        1,198,190 (2)(3)            39.0%
Common    John D. Baker II       1,242,213 (2)(4)(7)         40.4%
Common    Thompson S. Baker II      40,568 (5)                1.3%
Common    Charles E. Commander III  10,000                     *
Common    David H. deVilliers Jr.   23,557                     *
Common    Luke E. Fichthorn III     46,053 (6)                1.5%
Common    John D. Klopfenstein         800                     *
Common    Robert H. Paul III        22,100                     *
Common    Terry S. Phipps            1,975                     *
Common    Robert E. Sandlin          6,009                     *
Common    H. W. Shad III             7,500                     *
Common    Martin E. Stein, Jr.      62,300 (7)                2.0%
Common    Ray M. Van Landingham      8,311                     *
Common    James H. Winston          25,000                     *
Common    All Directors and Officers
          As a group (15 people) 1,671,219                   51.2%

* Less than 1%

(1)	The preceding table includes the following shares held under the
        Company's Profit Sharing and Deferred Earnings Plan and shares underlying options that are exercisable within 60 days of December 14, 2007.

                                 Shares Under
                            Profit Sharing Plan     Shares Under Option
                            -------------------     -------------------

John E. Anderson                    -0-                 17,000
Edward L. Baker                     -0-                 22,000
John D. Baker II                    -0-                 24,000
Thompson S. Baker II                -0-                 24,000
Charles E. Commander III            -0-                  7,000
David H. deVilliers Jr.          1,457                  19,500
Luke E. Fichthorn III               -0-                 24,000
John D. Klopfenstein                -0-                    500
Robert H. Paul III                  -0-                 20,000
Terry S. Phipps                  1,375                      -0-
Robert E. Sandlin                2,409                   3,000
H.W. Shad III                       -0-                  6,000
Martin E. Stein, Jr.                -0-                 19,000
Ray M. Van Landingham               -0-                  7,711
James H. Winston                    -0-                 19,000
All directors and officers as a
 group (15 people)               5,241                  212,711

(2)	Edward L. Baker and John D. Baker II have shared voting and
        investment power with respect to the 1,061,521 shares owned by Baker Holdings, L.P. Each of them holds a pecuniary interest in 353,840 shares owned by Baker Holdings, L.P., and each of them disclaims beneficial ownership of the shares owned by Baker Holdings, L.P., except to the extent of their pecuniary interest.
        In the table above, all of the shares owned by Baker Holdings, L.P. are included in the reported beneficial ownership of each of John D. Baker II and Edward L. Baker.

(3)	Includes 86,639 shares held in trust for the benefit of children of
        John D. Baker II as to which Edward L. Baker has sole voting power and sole investment power but as to which he disclaims beneficial ownership; 432 shares held by a trust for which Edward L. Baker is a co-trustee with SunTrust Bank and to which he has potential income rights; and 400 shares directly owned by his wife, as to which he disclaims beneficial ownership.

(4)	Includes 1,963 shares directly owned by the living trust of Mr.
        Baker's wife and 10,000 shares held in a trust administered by an independent trustee for the benefit of Mr. Baker's spouse and children, as to which he disclaims beneficial ownership. The amount shown for Mr. Baker does not include an aggregate of 86,639 shares held by certain trusts that are administered by Edward L. Baker, as trustee, for the benefit of Mr. Baker's children and in which neither John D. Baker II nor Edward L. Baker has a pecuniary interest.

(5)	Includes 733 shares directly owned by Mr. Baker's spouse and 2,199 shares held for the benefit of Mr. Baker's minor children.

(6)	Includes 100 shares owned by the spouse of Mr. Fichthorn as to which he disclaims any beneficial interest and 4,000 shares directly owned by the M/B Disbro Trust, of which Mr. Fichthorn is a co-trustee and beneficiary.

(7)	Includes 40,300 shares owned by Regency Square II, a Florida general partnership. Mr. Stein owns a 2.5248% partnership interest and is a co-trustee and a beneficiary of a testamentary trust that holds a 46.21% interest in the partnership. John D. Baker II also is a co-trustee of this testamentary trust and so may be deemed to have shared voting and dispositive power as to the shares owned by the partnership. John D. Baker II disclaims any beneficial interest in such shares.

                               AUDIT COMMITTEE REPORT

         The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee also selects the Company's independent registered public accounting firm. During fiscal 2007, the Audit Committee held six formal meetings.

         In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company's results and the assessment of the Company's internal control over financial reporting. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with
Audit Committees).

         In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditor the auditor's independence from the Company and its management. The Committee also has considered whether the independent auditor's provision of non-audit services to the Company is compatible with the auditor's independence. The
Committee has concluded that the independent auditor is independent from the Company and its management.

         The Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management.

         The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2007, for filing with the Securities and Exchange Commission.

         Submitted by:			H.W. Shad III, Chairman
                                        Charles E. Commander III
                                        Robert H. Paul III
					Members of the Audit Committee

         The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

      	       INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Audit Committee has selected Hancock Askew & Co., LLP ("HA") to serve as the Company's principal public accountants, subject to satisfactory negotiation of an annual fee agreement. Representatives of HA are expected to be present at the shareholders' meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

	On June 21, 2006, the Audit Committee dismissed PricewaterhouseCoopers LLP ("PwC") as the Company's principal public accountants and engaged HA. PwC's reports on the consolidated financial statements of the Company for the fiscal years ended September 30, 2004 and September 30, 2005, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

	In addition, during the Company's fiscal years ended September 30, 2004 and September 30, 2005 and the subsequent interim period through the date on which the Audit Committee dismissed PwC, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

         During the Company's fiscal years ended September 30, 2004 and September 30, 2005 and the subsequent interim period through the date on which the Audit Committee engaged HA, the Company did not consult HA with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit and Non-Audit Fees

	The following table presents fees billed or to be billed by the Company's independent registered public accounting firm for the audit of the Company's financial statements for fiscal years 2006 and 2007 and for other services performed during such periods.

                                           2007             2006
                                           ----             ----

Audit Fees, Hancock Askew & Co., LLP (1)   $  219,931     $  214,850
Audit Fees, PricewaterhouseCoopers LLP (1)      9,500         79,800
Audit Related Fees, PricewaterhouseCoopers
  LLP (2)                                       2,500         19,000
Audit Related Fees, Hancock Askew & Co.,
  LLP(2)                                       15,500           -0-
Tax Fees (3)                                     -0-          72,458
All Other Fees                                   -0-            -0-
                                           -----------    -----------

Total                                      $   247,431    $  386,108

(1) Audit services include work performed in connection with the review of the Company's quarterly financial statements, the audit of the Company's annual financial statements and the audit of management's assessment of internal control over financial reporting.
(2) Audit related fees consisted principally of audits of employee benefit plans.
(3) Tax fees consisted principally of assistance related to tax compliance and reporting. Amounts shown were billed by PricewaterhouseCoopers LLP.
(4) Includes additional fees billed with respect to fiscal 2006 after the date the proxy statement for the 2007 annual meeting of the shareholders was filed.

Pre-Approval of Audit and Non-Audit Services

	Under the Company's amended Audit Committee Charter, the Audit Committee is required to pre-approve all auditing services and permissible non-audit services, including related fees and terms, to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described under the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved all audit services, audit-related services and tax review, compliance and planning services performed for the Company by Hancock Askew & Co., LLP during fiscal 2007.

                           ADDITIONAL INFORMATION

Shareholder Proposals

         Proposals of shareholders intended to be included in the Company's proxy statement and form of proxy relating to the annual meeting of shareholders to be held in early 2009 must be delivered in writing to the principal executive offices of the Company no later than August 29, 2008. The inclusion of any proposal will be subject to the applicable rules of the Securities and Exchange Commission.

         Except for shareholder proposals to be included in the Company's proxy materials, the deadline for nominations for directors submitted by a shareholder is forty days before the next annual meeting, and for other shareholder proposals is November 12, 2008. Proposals must be sent to the Secretary of the Company at our principal executive offices. Any notice from a shareholder nominating a person as director must include certain additional information as specified in our Articles of Incorporation.

         The Company may solicit proxies in connection with next year's annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Company does not receive notice by November 12, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and beneficial owners of 10% or more of the Company's outstanding common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, NASDAQ and the Company. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis, except that Mr. Phipps was late on two occasions in reporting four transactions with respect to the exercise of two options and sale of a total of 2,000 shares.

Annual Report on Form 10-K

         Shareholders may receive without charge a copy of Patriot Transportation Holding, Inc.'s annual report to the Securities and Exchange Commission on Form 10-K including the financial statements and the financial statement schedules by writing to the Secretary of the Company at 1801 Art Museum Drive, Jacksonville, Florida 32207. This report also is available through our website, www.patriottrans.com.

                                 BY ORDER OF THE BOARD OF DIRECTORS


December 27, 2007		     Ray M. Van Landingham
                        	 	     Secretary

        PLEASE RETURN THE ENCLOSED FORM OF PROXY, DATED AND SIGNED,
        IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE.

                                    ANNEX A

                       COMPENSATION COMMITTEE CHARTER
                    (as revised and adopted May 2, 2007)


                               See attached.

                                       Revised and adopted May 2, 2007

                        COMPENSATION COMMITTEE CHARTER

Purpose
-------

         The Compensation Committee (the "Committee") is a committee of the board of directors ("Board") of Patriot Transportation Holding, Inc. (the "Company"). The Committee's primary role is to discharge the responsibilities of the Board relating to the compensation of the Company's executive officers.

Committee Membership
--------------------

         The Committee shall consist of three (3) or more independent directors. Each member shall be: (i) independent within the meaning of the NASDAQ listing standards and any independence standards established by the Board from time to time, (ii) a "non-employee director" for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and (iii) an "outside director" within the meaning of
Section 162(m) of the Internal Revenue Code.

Meetings
--------

	The Committee shall meet at least twice annually or more frequently, as may be necessary or appropriate.

Committee Duties and Responsibilities
-------------------------------------

         The Committee shall have the duty and responsibility to:

Compensation

         1. Determine compensation philosophy, principles and policies applicable to executive compensation;

         2. Review and approve the Company's goals and objectives relevant to the compensation of the Chief Executive Officer ("CEO") of the Company;

         3. Evaluate the job performance of the CEO in light of the Company's goals and objectives;

         4. Determine and approve the compensation level of the CEO based on the Committee's evaluation of his job performance;

         5. Review annually with the Chairman of the Board ("Chairman") and the CEO the performance of the other executive officers;

         6. Review and approve the compensation levels of the other named executive officers;

Compensation Plans

         7. Administer the Company's incentive compensation plans and equity-based plans;

         8. Make recommendations to the Board with respect to the adoption of new incentive compensation plans and equity-based plans;

         9. Set objective performance goals and potential bonus levels for named executive officers within the first quarter of each fiscal year;

         10. Certify that performance targets and material terms have been met prior to payment of bonuses to named executive officers;

Succession Plans

         11. Review, periodically, with the Chairman and the CEO, the succession plans for executive officers and make recommendations to the Board regarding the selection of individuals to occupy these positions;

Director Compensation

         12. Make recommendations to the Board regarding compensation arrangements for non-employee directors;

Charter and Report

         13. Review and update this Charter periodically, as may be necessary or appropriate;

         14. Report to the Board regarding compliance with this Charter, the activities of the Committee and any issues with respect to the duties and responsibilities of the Committee;

Proxy Statement

         15. Discuss with management the Compensation Discussion & Analysis and recommend to the Board whether the Compensation Discussion & Analysis should be included in the proxy statement;

         16. Provide the Compensation Committee Report to be included in the proxy statement to shareholders; and

Miscellaneous

         17. Perform any other activities consistent with this Charter, the Company's Bylaws and all applicable laws and listing standards, as the Committee deems necessary or appropriate.

Self-Evaluation
---------------

	The Committee shall perform and conduct an annual self-evaluation of its performance to determine and assess whether the Committee is fulfilling all of its duties and responsibilities hereunder and under all applicable laws and listing standards and shall report the results to the Board.

Compensation Consultants
------------------------

	The Committee shall have the sole and direct authority to engage, retain, approve payment of compensation to, and terminate any compensation consultant retained to assist the Committee in the evaluation of the compensation of the executive officers. The Company shall be solely responsible for the payment of any such compensation consultants. The Company shall not engage the compensation consultants employed by the Committee to perform any work for the Company without the prior approval of the Compensation Committee.

Subcommittees
-------------

	The Committee shall have the authority, as it deems appropriate, to delegate to any subcommittee or committee member any of its duties or responsibilities under this Charter or any applicable law or listing standard.

                   _______________________________

                                   ANNEX B

           NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
                 (as revised and adopted May 2, 2007)


                                See attached.

                                      Revised and adopted May 2, 2007

                       NOMINATING AND CORPORATE GOVERNANCE
                             COMMITTEE CHARTER

Purpose
--------

         The Nominating and Corporate Governance Committee (the "Committee") is a committee of the board of directors (the "Board") of Patriot Transportation Holding, Inc. (the "Company"). The primary functions of the Committee are to (i) identify and recommend to the Board individuals who are qualified to serve on the Board, (ii) review and recommend to the Board changes to the corporate governance practices and guidelines of the Company, and (iii) oversee the annual evaluation of the Board.

Committee Membership
--------------------

         The Committee shall consist of three (3) or more independent directors. Each member shall be independent within the meaning of the NASDAQ listing standards and any independence standards established by the Board from time to time.

Meetings
--------

	The Committee shall meet at least twice annually or more frequently, as may be necessary or appropriate.

Committee Duties and Responsibilities
-------------------------------------

         The Committee shall have the duty and responsibility to:

Director Qualification and Nominations

         1. Establish the qualifications and criteria for Board membership;

         2. Consider, recommend and recruit candidates, and review candidates recommended by shareholders, to serve on the Board;

         3. Recommend the director nominees selected by the Committee for approval by the Board and the shareholders;

         4. Conduct, or engage one or more third parties to conduct, the appropriate and necessary inquiries into the backgrounds, experience and qualifications of possible candidates to serve on the Board;

Board Committees

         5. Establish the qualifications and criteria for members of the committees of the Board;

         6. Recommend to the Board directors to serve on other Board committees, monitor the functions of such committees, and make recommendations to the Board regarding the functions of such other committees and committee reporting to the Board;

Charter, Policies and Reports

         7. Review and update this Charter, periodically as may be necessary or appropriate;

         8. Review on a regular basis, and recommend development of and changes to, any director independence standards and corporate governance guidelines or policies and the Company's Financial Code of Ethical Conduct and Code of Business Conduct and Ethics;

         9. Report, on a periodic basis, to the Board regarding compliance with this Charter, the activities of the Committee and any issues with respect to the duties and responsibilities of the Committee;

Annual Evaluation

         10.  Oversee the annual evaluation of the Board; and

Miscellaneous

         11. Perform any other activities consistent with this Charter, the Company's Bylaws and all applicable laws and listing standards, as the Committee deems necessary or appropriate.

Self-Evaluation
---------------

	The Committee shall perform and conduct an annual self-evaluation of its performance to determine and assess whether the Committee is fulfilling all of its duties and responsibilities hereunder and under all applicable laws and listing standards and shall report the results to the Board.

Director Search Firm
--------------------

         The Committee shall have the sole and direct authority to engage, retain, approve payment of compensation to, and terminate any director search firm retained to identify and recommend possible candidates for Board membership. The Company shall be solely responsible for the payment of any such director search firm.

Subcommittees
-------------

	The Committee shall have the authority, as it deems appropriate, to delegate to any subcommittee or committee member any of its duties and responsibilities under this Charter or any applicable law or listing standard.

                     __________________________________

                      PATRIOT TRANSPORTATION HOLDING, INC.
                     PROXY SOLICITED BY BOARD OF DIRECTORS

       FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR FEBRUARY 6, 2008.

	The undersigned hereby appoints Edward L. Baker and John D. Baker II, or either of them, the attorneys, agents and proxies of the undersigned with full power of substitution to vote all the shares of common stock of Patriot Transportation Holding, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 155 East 21st Street, Jacksonville, Florida on February 6, 2008, at 10 o'clock in the morning, local time, and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters below:

	1.	The election of three directors to each serve for a term
of four years.

  / /   FOR the nominees listed  /  /  WITHHOLD AUTHORITY
	below (except as marked        to vote for all nominees
	to the contrary below)         listed below

             John D. Baker II, Luke E. Fichthorn III and H.W. Shad III are the nominees for a term of four years.

To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.

___________________________________________________________________

     2. The ratification of the Audit Committee's selection of Hancock Askew & Co., LLP, as the Independent Registered Public Accounting Firm (auditors) for fiscal 2008.

            / / FOR            / / AGAINST          / / ABSTAIN

 3. To transact such other business as may properly come before the meeting or any adjournments thereof.

                  (Continued and to be signed on other side)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

          Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the undersigned's directions or, if no directions are indicated, will be voted in favor of the election of the nominees proposed in this proxy statement and ratification of the Independent Registered Public Accounting Firm and, if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

          The undersigned hereby revokes any proxy heretofore given with respect to the shares owned by the undersigned, acknowledges receipt of the Notice and the Proxy Statement for the meeting accompanying this proxy, each dated December 27, 2007, and authorizes and confirms all that the appointed proxies or their substitutes, or any of them, may do by virtue hereof.

                                 Dated:__________________________

                                 ________________________________
                                 Signature

                                 ________________________________
                                 Signature, if held jointly

                                 IMPORTANT:  Please date this proxy
                                 and sign exactly as your name or
                                 names appear(s) hereon.  If the stock
                                 is held jointly, signatures should
                                 include both names. Personal
                                 representatives, trustees, guardians
                                 and others signing in a representative
                                 capacity should give full title.  If
                                 you attend the meeting, you may, if
                                 you wish, withdraw your proxy and vote
                                 in person.


             PLEASE RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                     Proxy Statement dated December 27, 2007